Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.
As of October 27, 2024

LEGAL ENTITY NAME		PLACE OF INCORPORATION
Applied Materials (Holdings)	(1)	California
Applied Materials Asia-Pacific, LLC	(2) (3)	Delaware
Applied Materials Canada, Inc.		Canada
Applied Materials Holdings S.à r.l.	(4)	Luxembourg
Applied Materials India Private Limited		India
Applied Materials Israel Ltd.	(5)	Israel
Applied Ventures, LLC	(6) (7)	Delaware
Semitool, Inc.		Montana
Tango Systems LLC		Delaware
Varian Semiconductor Equipment Associates, Inc.	(8)	Delaware
Veranome Biosystems LLC		Delaware

(1) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

(2) Applied Materials Asia-Pacific, LLC owns the following subsidiaries:
Applied Materials (China) Holdings, Ltd.	(a)	P.R. China
Applied Materials China, Limited	(b)	Hong Kong

(3) Applied Materials Asia-Pacific, LLC and Applied Materials Netherlands B.V. each partially own the following subsidiary:
Applied Materials Taiwan, Ltd.		Taiwan

(4) Applied Materials Holdings S.à r.l. owns the following subsidiaries:
Applied Materials Luxembourg 2 S.à r.l.		Luxembourg
Applied Materials U.S. Holdings LLC		Delaware

(5) Applied Materials Israel Ltd. owns the following subsidiary:
ICT Integrated Circuit Testing GmbH		Germany

(6) Applied Ventures, LLC owns the following subsidiaries:
Applied Ventures Investment Management GP I, LLC	(c)	Delaware
Applied Ventures Investment Management GP II, LLC	(d)	Delaware

(7) Applied Ventures, LLC owns 50% of the following subsidiary:
Applied Ventures ITIC Innovation Fund GP, LLC	(e)	Delaware

LEGAL ENTITY NAME		PLACE OF INCORPORATION
(8) Varian Semiconductor Equipment Associates, Inc. owns the following subsidiaries:
Applied Materials Finland International Oy		Finland
Applied Materials Global Venture Partner Pte. Ltd.		Singapore
Applied Materials Singapore Holdings Pte. Ltd.		Singapore
Applied Materials South East Asia Pte. Ltd.	(c)(d)(f)	Singapore
Baccini Pte. Ltd.		Singapore
Perceptive Engineering Pte. Ltd.		Singapore
Picosun USA LLC		Michigan
Valaya Pte. Ltd.	(g)(h)	Singapore

(a) Applied Materials (China) Holdings, Ltd. owns the following subsidiary:
Applied Materials (Xi'an), Ltd.		P.R. China

(b) Applied Materials China, Limited owns the following subsidiaries:
Applied Materials (China), Inc.		P.R. China
Applied Materials Display Equipment (Shanghai) Co., Ltd.		P.R. China
Lin-gang Special Area Applied Materials (Shanghai) Co., Ltd.		P.R. China

(c) Applied Ventures Investment Management GP I, LLC and Applied Materials South East Asia Pte. Ltd., collectively own 60% of the following subsidiary:
Applied Ventures Innovation Fund I, L.P.		Delaware

(d) Applied Ventures Investment Management GP II, LLC and Applied Materials South East Asia Pte. Ltd., collectively own 60% of the following subsidiary:
Applied Ventures Innovation Fund II, L.P.		Delaware

(e) Applied Ventures ITIC Innovation Fund GP, LLC and Applied Materials, Inc. collectively own 31.5% of the following subsidiary:
Applied Ventures ITIC Innovation Fund, L.P.		Delaware

LEGAL ENTITY NAME		PLACE OF INCORPORATION
(f) Applied Materials South East Asia Pte. Ltd. owns the following subsidiaries:
Applied Materials Costa Rica Sociedad De Responsibilidad Limitada		Costa Rica
Applied Materials Europe B.V.		The Netherlands
Applied Materials Holdings B.V.		The Netherlands
Applied Materials Hong Kong Limited		Hong Kong
Applied Materials Korea Innovation and Technology, LLC		Korea
Applied Materials Netherlands B.V.	(3)(j)	The Netherlands
Applied Materials Philippines LLC		Nevada
Applied Materials Singapore Technology Pte. Ltd.		Singapore
MDLSoft LLC	(k)	Delaware
Perceptive Engineering Limited	(l)	United Kingdom
Sage Design Automation, Ltd.		Israel

(g) Valaya Pte. Ltd. owns the following subsidiaries:
Valaya Enterprises LLC	(h)	Delaware
Valaya Innovations LLC		Delaware

(h) Valaya Pte. Ltd. and Valaya Enterprises LLC each partially own the following subsidiaries:
Valaya R&D Private India Limited		India

(i) Applied Materials GmbH & Co. KG owns the following subsidiary:
Applied Materials WEB Coating GmbH		Germany

(j) Applied Materials Netherlands B.V. owns the following subsidiaries:
Applied Materials Belgium N.V.		Belgium
Applied Materials Deutschland Holding GmbH	(m)	Germany
Applied Materials France S.a.r.l.		France
Applied Materials Finland Holdings Oy		Finland
Applied Materials GmbH		Germany
Applied Materials Ireland Limited		Ireland
Applied Materials Italia S.r.l.		Italy
Applied Materials Japan, Inc.	(n)	Japan
Applied Materials Korea Ltd.		Korea
Picosun Oy	(o)	Finland
Think Silicon Single Member P.C.		Greece

LEGAL ENTITY NAME		PLACE OF INCORPORATION
(k) MDLSoft LLC owns the following subsidiary:
MDLab S.r.l. in liquidation		Italy

(l) Perceptive Engineering Limited owns the following subsidiaries:
Perceptive Engineering Limited		Ireland

(m) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials GmbH & Co. KG	(i)	Germany
Applied Materials Verwaltung GmbH		Germany
Mecatronix GmbH		Germany

(n) Applied Materials Japan, Inc. owns the following subsidiaries:
Picosun Japan Co., Ltd.		Japan
Sigmameltec Ltd.		Japan

(o) Picosun Oy owns the following subsidiaries:
Picosun (Suzhou) Nanotechnology Co., Ltd.		P.R. China
Picosun Korea Limited		Korea
Picosun Taiwan Co. Ltd.		Taiwan

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